Exhibit 22(j)(ii)(a) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 70 to Registration Statement No. 33-31602 on Form N-1A of our reports dated September 17, 2004, relating to the financial statements of Money Market Obligations Trust (comprised of Automated Cash Management Trust, Federated Master Trust, Government Obligations Fund, Government Obligations Tax-Managed Fund, Liquid Cash Trust, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund, Treasury Obligations Fund, Trust for Government Cash Reserves, and Trust for Short-Term U.S. Government Securities) appearing in the annual report to shareholders for the year ended July 31, 2004, and to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 27, 2004